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                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement (Form S-3) of Finisar Corporation to register 34,000,000 shares of its common stock and the Registration Statement (Form S-3, No. 333-111861) of Finisar Corporation, and in the related Prospectuses, and the Registration Statements of Finisar Corporation (Forms S-8, Nos. 333-117479, 333-89520, 333-107884,
333-111046, 333-65330, 333-32698 and 333-51920) pertaining to the 1989 Stock
Option Plan, the 1999 Stock Option Plan, the 1999 Employee Stock Purchase Plan, the 2001 Nonstatutory Stock Option Plan of Finisar Corporation, the Transwave Fiber, Inc. Amended and Restated 2000 Stock Option Plan, the Medusa Technologies, Inc. 1999 Stock Option Plan, the Shomiti Systems, Inc. 1995 Stock Option Plan, the Sensors Unlimited, Inc. Second Amended and Restated 1997 Stock Option Plan and the Demeter Technologies, Inc. 2000 Stock Option Plan, of our reports dated June 3, 2004, with respect to the consolidated financial statements and schedule of Finisar Corporation included in this Annual Report (Form 10-K/A) for the year ended April 30, 2004.

                                                        /s/ Ernst & Young LLP

San Jose, California
February 8, 2005